UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2022

GREENLANE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1095 Broken Sound Parkway, Suite 300 Boca Raton, FL	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 292-7660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition

On October 7, 2022, Greenlane Holdings, Inc. (the “Company”) announced that Nicholas Kovacevich, the Company’s Chief Executive Officer, will step down as Chief Executive Officer on December 31, 2022 and transition into a new role within the Company as Chief Corporate Development Officer effective January 1, 2023 (the “Transition Date”). Mr. Kovacevich will continue to serve as a member of the Company’s Board of Directors (the “Board”) after the Transition Date.

Craig Snyder, who joined the Company in March 2022 as Chief Commercial Officer and has served as the Company’s President since August 2022, will assume the position of Chief Executive Officer on the Transition Date.

Board Refreshment

In addition to the Chief Executive Officer transition described above, the Company also announced that it is exploring changes to the composition of the Board. The Nominating and Corporate Governance Committee of the Board is conducting an ongoing search with an emphasis on candidates identified as providing specific skill sets in areas such as consumer packaged goods, technology and innovation as the Company pursues the previously disclosed changes to its business model.

Entry into Amended and Restated Employment Agreement with Nicholas Kovacevich

On October 6, 2022, in connection with the Chief Executive Officer transition described above, the Company entered into an amended and restated employment agreement (the “Amended Employment Agreement”) with Mr. Kovacevich. In connection with his entry into the Amended Employment Agreement, Mr. Kovacevich’s prior employment agreement with the Company was terminated.

The Amended Employment Agreement provides for a term of employment commencing on October 6, 2022 and ending on December 31, 2023 (the “Initial Employment Period”), during which time Mr. Kovacevich will serve as Chief Executive Officer through December 31, 2022 and will then serve as Chief Corporate Development Officer for the remainder of the term of the Amended Employment Agreement. If Mr. Kovacevich’s employment continues following the expiration of the term of the Amended Employment Agreement, the term of the Amended Employment Agreement shall automatically be extended for successive one-year periods (the “Extended Employment Period” and together with the Initial Employment Period, the “Employment Term”) unless either party gives written notice of termination not less than 60 days prior to the termination of the then-current term. Pursuant to the Amended Employment Agreement, Mr. Kovacevich will continue to be paid a base salary of $400,000 until December 31, 2022, at which point his base salary will be reduced to $180,000, subject to annual review by the Compensation Committee of the Board (the “Compensation Committee”). Mr. Kovacevich will also be eligible to receive an annual bonus based upon the attainment of one or more pre-established performance goals or other established criteria set by the Board or the Compensation Committee. Mr. Kovacevich is entitled to a cash bonus in the amount of $260,000 for the fiscal year ended December 31, 2022 and will be eligible to receive a bonus of up to $100,000 in subsequent fiscal years. Mr. Kovacevich will also continue to be eligible to receive equity and other long-term incentive awards under any applicable plan adopted by the Company during the term of his employment. In the sole discretion of the Compensation Committee, Mr. Kovacevich’s bonus beginning with his bonus, if any, for the fiscal year ended December 31, 2023 may be paid in cash or in equity awards.

Pursuant to the Amended Employment Agreement, Mr. Kovacevich is terminable by the Company at any time (i) without cause (as defined in the Amended Employment Agreement and summarized below), (ii) for cause, (ii) in the event of his death, or (ii) in the event of his disability that cannot be accommodated under the requirements of law. Mr. Kovacevich may terminate the Amended Employment Agreement for any reason.

If the Amended Employment Agreement is terminated by the Company without cause, Mr. Kovacevich is entitled to receive his base salary to the date of termination, any bonus that has accrued but is unpaid as of the date of termination and any reimbursable expenses not yet reimbursed as of such date, in addition to the receipt of outplacement services at the Company’s expense, provided that the cost of such services shall not exceed $20,000 or continue for longer than 3 months. If terminated without cause, Mr. Kovacevich is also entitled to severance equal to 12 months of his base salary in effect as of the end of the fiscal year ended December 31, 2022. Pursuant to the terms of the Amended Employment Agreement, Mr. Kovacevich also has the right to resign his employment with the Company at any time after June 30, 2023 with 30 days’ notice and remain entitled to receive the full severance described above.

In addition, if terminated without cause, Mr. Kovacevich is entitled to a cash payment equal to the applicable COBRA premium payments that would be payable by Mr. Kovacevich to continue his Company-provided healthcare services for himself and any dependents (the “Company Healthcare Plan”) covered at the time of termination (collectively, the “COBRA Payment”). If terminated without cause, Mr. Kovacevich is entitled a COBRA Payment equal to 12 months of coverage under the Company Healthcare Plan.

If the Amended Employment Agreement is terminated by Company (i) for cause, (ii) in the event of Mr. Kovacevich’s death, or (iii) in the event of his disability that cannot be accommodated under the requirements of law, or if Mr. Kovacevich terminates the Amended Employment Agreement for any reason, Mr. Kovacevich is entitled to receive his base salary to the date of termination, any bonus that has accrued but is unpaid as of the date of termination and any reimbursable expenses not yet reimbursed as of such date.

Pursuant to the terms of the Amended Employment Agreement, “cause” means: (i) the conviction of Mr. Kovacevich of the commission of a felony or other crime involving moral turpitude (including pleading guilty or no contest to such crime), whether or not such felony or other crime was committed in connection with the business of the Company Group (as defined in the Amended Employment Agreement); (ii) the commission of any act or omission involving willful misconduct, moral turpitude, misappropriation, embezzlement, dishonesty, or fraud in connection with the performance of the Executive Officer’s duties and responsibilities hereunder; (iii) reporting to work under the influence of alcohol or illegal drugs, or other conduct causing the Company Group public disgrace or disrepute, whether in conjunction with the performance of Mr. Kovacevich’s duties on behalf of the Company Group or otherwise; (iv) willful failure or refusal to perform material duties and responsibilities as reasonably directed by the Chief Executive Officer or Board; (v) any act or omission deliberately aiding or abetting a competitor of the Company Group to the disadvantage or detriment of the Company Group; (vi) breach of any applicable fiduciary duty to the Company Group; or (vii) any other material breach of the Amended Employment Agreement.

Mr. Kovacevich has agreed that during the Employment Term he will not engage, directly or indirectly, as a partner, officer, director, stockholder (other than as the passive holder of less than 2% of the outstanding stock of a publicly-traded corporation), member, manager, consultant, advisor, investor, creditor or employee with a company that engages in a similar business as the Company, except on behalf of the Company or with the prior written approval of the Chief Executive Officer or Board.

The foregoing description of the Amended Employment Agreement does not purport to be complete and is qualified in its entirety to the full text of the Amended Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 7, 2022, the Company issued a press release related to the matters described in Item 5.02 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement by and between Warehouse Goods LLC and Nicholas Kovacevich, dated as of October 6, 2022.
99.1*	Press release dated October 7, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

_______________

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: October 7, 2022	By:	/s/ Darshan Dahya
Darshan Dahya
Chief Accounting Officer